CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
AND PRIVILEGES OF SERIES B PREFERRED STOCK
OF OPTIMUM INTERACTIVE (USA) LTD.

The undersigned, Robert M. Rubin does hereby certify:

1. That he is the duly elected and acting President, of Optimum Interactive (USA) Ltd., a Delaware corporation (the "Corporation").,

2. That the Board of Directors of the Corporation resolved on July 21, 2009, to authorize a series of preferred stock which shall be governed by this Certificate of Designation creating a series of one share of Preferred Stock designated as Series B Preferred Stock which has the following designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions as follows:

Section. l.                        DESIGNATION AND AMOUNT. The shares of such series shall be designated as "SERIES B PREFERRED STOCK." The Series B Preferred Stock shall have a par value of $.0001 per share, and the number of shares constituting such series shall be one.

Section 2.                        PROPORTIONAL ADJUSTMENT. In the event that the Corporation shall at any time after the issuance of any share or shares of Series B Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or, (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock.

Section 3.        DIVIDENDS AND DISTRIBUTIONS.

The Series B Preferred Stock shall not entitle the holder to any dividends or preference on distribution.

Section 4.                        VOTING RIGHTS. The holder of the Series B Preferred Stock shall have the right to vote on all matters submitted for a vote to shareholders of the Corporation and shall have the right to vote 50.1 % of the total outstanding shares entitled to vote at such meeting. Effectively, the provision gives the holder of the Series B Preferred Stock the right to unilaterally control the voting of the Corporation's securities.

Section 5.                        REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Restated Certificate of Incorporation, as then amended.

Section 6.      LIQUIDATION, DISSOLUTION OR. WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall not be entitled to receive any distribution.

Section 7.       CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed into preferred stock of the surviving corporation with the same rights and preferences as the Series B Preferred Stock.

Section 8.                       AMENDMENT. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a series.

It was further resolved that the Corporation's executive officers are authorized and directed to take all such actions and to do all such things as the Corporation or any executive officer of the Corporation shall deem necessary or convenient to implement and render effective the Series B Preferred Stock, Accordingly, the Chairman and Secretary are authorized to prepare and file this Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law.

We further declare that the matters set forth in the foregoing Certificate of Designation are true and correct of our own knowledge.

Executed at New York, New York on July 21, 2009.

/s/ Robert M. Rubin
Robert M. Rubin President